Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 8, 2025 with respect to the consolidated financial statements as of and for the year ended April 30, 2025 appearing in the Annual Report on Form 10-K of PharmaCyte Biotech, Inc. for the year ended April 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

September 16, 2025